UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2009

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On June 12, 2009, the Board of Directors of the General Electric Company elected W. Geoffrey Beattie, President and Chief Executive Officer of The Woodbridge Company Limited, to the Board of Directors.  The Board of Directors increased its size from fifteen to sixteen directors, and Mr. Beattie joined the Board of Directors to fill the resulting vacancy.

The Board of Directors has determined that Mr. Beattie is an independent director under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Governance Principles.

The Board has appointed Mr. Beattie to the Audit Committee.

Mr. Beattie will participate in the compensation and benefit program for non-management directors as described on pages 38 and 39 of the General Electric Proxy Statement for its Annual Meeting of Shareowners held on April 22, 2009.

A copy of GE's press release announcing the election is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99 Press release, dated: June 12, 2009, issued by General Electric Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: June 12, 2009	/s/ Jamie S. Miller
Jamie S. Miller
Vice President and Controller

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